CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM





     We consent to the references to our firm in the Statement of Additional Information in the Pre-Effective Amendment to the Registration Statement on Form N-1A of Lehman Brothers Institutional Liquidity Funds and to the use of our report dated May 5, 2006 on the financial statements and financial highlights of Prime Portfolio, a series of Institutional Liquidity Trust. Such financial statements and financial highlights appear in the March 31, 2006 Annual Report to Shareholders which are also incorporated by reference into the Registration Statement.



                                        /s/ TAIT, WELLER & BAKER LLP
                                            TAIT, WELLER & BAKER LLP


Philadelphia, Pennsylvania
December 14, 2006